Exhibit 10.10  Stock Purchase Agreement dated as of September 30, 2006 by and among Claire Coast Corporation, James B. Wiegand, Katherine Gould and Barry A. Ginsberg.

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

AGREEMENT, made this 30th day of September, 2006, by and between Katherine Gould (“Gould”), James B. Wiegand (“Wiegand”) individually (collectively “the Shareholders”), Claire Coast, Inc. (“Claire Coast”) a Colorado Corporation, and Barry A. Ginsberg, O.D., P.A. residing at 3011 Yamato Road, A-17, Boca Raton, Florida 33434 (“the Purchaser”), is for the purpose of setting forth the terms and conditions upon which the Shareholders will sell to the Purchaser 750,000 shares of Claire Coast’s common stock.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I
SALE OF SECURITIES

Subject to the terms and conditions of this Agreement, the Shareholders agree to sell, and Purchaser agrees to purchase at the Closing, 750,000 shares (the “Shares”) of the common stock of Claire Coast for $100,000.

The Shareholders will deliver, in total, 750,000 shares of Claire Coast no par value common stock in exchange for $100,000, to be paid as follows: (a) Purchasers have wire transferred $50,000 to the escrow agent Paykin Greenblatt Lesser & Krieg LLP, pursuant to the annexed wire instructions; and (b) ninety days later an additional wire transfer of $50,000 to the escrow agent Paykin Greenblatt Lesser & Krieg LLP.

Upon execution of this Agreement the Shareholders will overnight Corporate Records and Closing Documents to Purchaser.

The Purchaser shall designate to the Shareholders the denominations of the certificates requested as set forth on the signature page contained herein. Closing is considered to be at the time that delivery of the items set forth in Section IV below occurs.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Shareholders and Claire Coast, jointly and severally, represent and warrant to Purchasers the following:

2.01 Organization. Claire Coast is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Colorado. All actions taken by the Incorporators, Directors and/or shareholders of Claire Coast have been valid and in accordance with the laws of the State of Colorado.

2.02 Capital. The authorized capital stock of Claire Coast consists of 20,000,000 shares of common stock, no par value, of which 1,050,000 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Claire Coast to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of Claire Coast are subject to any stock restriction agreements. There are approximately 25 shareholders of Claire Coast. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and In accordance with Colorado corporate law.

2.03 Financial Statements. Audited financial statements will be provided at the closing and will include the balance sheets of Claire Coast as of September 30,2005 and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Claire Coast throughout the periods indicated, and fairly present the financial position of Claire Coast as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

2.04 Absence of Changes. Since September 30, 2005, there has not been any change In the financial condition or operations of Claire Coast, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse and will be fully disclosed.

2.05 Liabilities. Claire Coast did not as of September 30, 2005 and at the signing of this Agreement, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Claire Coast’s balance sheet as of September 30,2005. The Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Claire Coast, its directors, officers or its common stock. There is no dispute of any kind between Claire Coast and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Claire Coast will be free from any and all liabilities, liens, claims and/or commitments.

2.06 Tax Returns. Within the times and in the manner prescribed by law, Claire Coast has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, copies of which are annexed hereto. No federal income tax returns of Claire Coast have been audited by the Internal Revenue Service. “The provision for taxes, if any, reflected in Claire Coast’s balance sheet as of September 30, 2005 , is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Claire Coast.

2.07 Ability to Carry Out Obligations. The Shareholders have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Claire Coast or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Claire Coast to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Claire Coast or upon the securities of Claire Coast to be acquired by Purchasers.

2.08 Full Disclosure. None of representations and warranties made by the Shareholders, or in any certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.09 Contracts and Leases. Claire Coast does not now and has never carried on any business. Claire Coast is not a party to any contract, agreement or lease. No person holds a power of attorney from Claire Coast.

2.10 Compliance with Laws. Claire Coast has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Claire Coast. Claire Coast has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.11 Litigation. Claire Coast is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Claire Coast. Claire Coast is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.12 Conduct of Business. Prior to the closing, Claire Coast shall conduct its business in the normal course, and shall not (without the prior written approval of Purchasers) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.13 Corporate Documents. Copies of each of the following documents, have been delivered to purchaser.

(i) Articles of Incorporation;
(ii) Bylaws;
(iii) Organizational Consent of Shareholders;
(iv) Consent of Directors;
(v) An Opinion Letter from our attorney attesting to the validity and condition of the Corporation
(vi) List of Officers and Directors;
(vii) List of Shareholders;
(viii) 10-KSB including Balance Sheet as of September 30, 2005, together with other financial statements described in Section 2.03;
(ix) Secretary of State Filing Receipt;
(
(x) Stock register and stock certificate records of Claire Coast; and
(xi) Form 10SB

2.14 Closing Documents. All minutes, consents or other documents pertaining to Claire Coast to be delivered at closing shall be valid and in accordance with the laws of Colorado.

2.15 Title. The Shareholders have good and marketable title to all of the securities to be sold to Purchasers pursuant to this Agreement. The securities to be sold to Purchasers will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind except as set forth in Article I. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be sold to Purchasers. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchasers, impair, restrict or delay Purchasers voting rights with respect to the Shares.

ARTICLE III
INVESTMENT INTENT

Purchasers agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of Claire Coast. The shares will contain the normal 144 restrictive legend.

ARTICLE IV
CLOSING

The closing of this transaction will occur when all of the documents and/or consideration described below have been delivered. Unless the closing of this transaction takes place on or before October 26, 2006, then either party may terminate this Agreement. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

By the Shareholders:

A. A certificate or certificates representing a total of 750,000 shares of Claire Coast common stock, registered in names so designated by Purchasers.
B. The resignation of all officers of Claire Coast listed in Exhibit IVB.
C. The resignation of all the directors of Claire Coast listed in Exhibit IVB.
D. A Board of Directors resolution appointing directors as designated by Purchasers.
E. Certified Audited financial statements of Claire Coast, which shall include a balance sheet dated as of September 30,2005, and statements of operations, stockholders’ equity and cash flows for the twelve month period then ended.
F. All of the business and corporate records of Claire Coast, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

By the Purchasers:

A.	Wired funds in the amount of $50,000 representing partial payment for the 750,000 shares of Claire Coast common stock.
B. A promissory note in the amount of $50,000 payable to the Shareholders

ARTICLE V
MISCELLANEOUS

5.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement In writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04 Jurisdiction. This Purchase Agreement shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such State and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts and state courts whose districts encompass any part of the State of New York, New York County in connection with any dispute arising under this Purchase Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

5.06 Significant Changes The selling shareholders of Claire Coast understand that significant changes may be made in the capitalization and/or stock ownership of the Corporation, which changes could involve a reverse stock split and/or the issuance of additional shares of common stock, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Corporation.

5.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

5.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to Shareholders or Claire Coast:

James B. Wiegand, 16200 WCR 18E, Loveland, CO 80537
Katherine Gould, 700 Newport, Denver, CO 80220

If to Purchaser:

Barry A. Ginsberg, O.D., P.A. 3011 Yamato Road, A-17, Boca Raton, Florida 33434

5.09 This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

5.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

511 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein, as of the date first above written.

5.12 Escrow Agent. The parties agree that the duties of the Escrow Agent are only as provided herein, are purely ministerial in nature, and are not discretionary. The Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence in performing its duties and obligations set forth herein. The parties further agree to defend and indemnify Escrow Agent against all claims against the Escrow Agent arising out of its performance of its duties under this agreement except those arising from its willful misconduct or gross negligence.

ACCEPTED AND AGREED

SHAREHOLDERS:     Claire Coast Up, Inc.

_/s/ James B. Wiegand_____________  By: _/s/ James B. Wiegand_____________
James B. Wiegand      Name:James B. Wiegand
                      Title:
/s/ Katherine Gould_____________
Katherine Gould

PURCHASER:

Barry A. Ginsberg,__________
Barry A. Ginsberg, O.D., P.A.

Issues Certificates of
Claire Coast Up, Inc. as follows:

Name of Owner     No. of Shares

Barry A. Ginsberg, O.D., P.A.            750,000 _______________________

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